                                                                     EXHIBIT 2.5


                        MERISTAR HOTELS & RESORTS, INC.
                     UP TO 8,400,000 SHARES OF COMMON STOCK
                           ISSUABLE UPON EXERCISE OF
                      SUBSCRIPTION RIGHTS FOR SUCH SHARES


                            DEALER MANAGER AGREEMENT



                                        __________ __, 1998


LEHMAN BROTHERS INC.
Three World Financial Center
200 Vesey Street
New York, NY 10285

Attention :[____________________]

Dear Sirs:

     MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"),
                                                                   -------
and MeriStar H & R Operating Company, L.P., a Delaware limited partnership

("Hotels OP"), confirm their agreement with and appointment of Lehman Brothers
-----------
Inc. (the "Dealer Manager") to act as dealer manager in connection with the
           --------------
offer by the Company to holders of record of (a) the common stock, par value $0.01 per share (the "REIT Common Stock"), of MeriStar Hospitality Corporation,
                      -----------------
a Maryland corporation operating as a real estate investment trust (the "REIT"),
                                                                         ----
and (b) the units of limited partnership (the "REIT OP Units") of MeriStar
                                               -------------
Hospitality Operating Partnership, L.P., a Delaware limited partnership (the

"REIT Operating Partnership"), other than REIT OP Units held by the REIT or any
---------------------------
of its subsidiaries, as of the effective time of the Merger (as defined below) (the "Record Date"), of non-transferable rights (the "Rights") to subscribe for
      -----------                                     ------
and purchase an aggregate of up to 8,400,000 shares (the "Shares") of the common
                                                          ------
stock, par value $0.01 per share (the "Common Stock"), of the Company, at a
                                       ------------
subscription price (the "Subscription Price") equal to 95% of the average of the
                         ------------------
daily high and low prices of the Common Stock on the New York Stock Exchange Inc. ("NYSE") for the period (the "Measurement Period") of five consecutive
       ----                        ------------------
trading days (a "Trading Day") on the NYSE immediately following the third
                 -----------
Trading Day after the date the Common Stock opens for trading on the NYSE. The distribution of the

Rights by the Company and the sale of shares of Common Stock upon the exercise of the Rights are referred to herein as the "Rights Offering".
                                             ---------------

     The Company will be spun off (the "Spin-Off") by CapStar Hotel Company, a
                                        --------
Delaware corporation ("CapStar"), and certain of its affiliates to become the
                       -------
lessee, manager and operator of various hotel assets, including those currently owned, leased and managed by CapStar and its affiliates. CapStar intends to transfer or cause to be transferred certain assets and liabilities constituting the hotel management and leasing business currently operated by CapStar and its subsidiaries to the Company, a wholly owned subsidiary of CapStar. CapStar then intends to distribute, on a share-for-share basis, to its stockholders of record as of the effective time of the Merger (the "Spin-Off Record Date") all of the
                                             --------------------
outstanding capital stock of the Company.

     Pursuant to an Agreement and Plan of Merger, dated as of March 15, 1998 (the "Merger Agreement"), among American General Hospitality Corporation, a
      ----------------
Maryland corporation operating as a real estate investment trust ("AGH"),
                                                                   ---
American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, CapStar, CapStar Management Company, L.P., a Delaware limited partnership, and CapStar Management Company II, L.P., a Delaware limited partnership, as amended, CapStar after spinning off the Company will merge with and into AGH (the "Merger"), with the result that (a) AGH will be the surviving
                   ------
corporation operating under the name MeriStar Hospitality Corporation and (b) each outstanding share of common stock, par value $0.01 per share, of CapStar will be converted into 1.0 share of REIT Common Stock, and each outstanding share of common stock, par value $0.01 per share, of AGH will be converted into
0.8475 shares of REIT Common Stock. The effective time of the Merger will be publicly announced by the Company.

     Immediately following the Spin-Off and the effective date of the Merger, the Company will acquire 100% of the partnership interests in the third-party lessee of most of the hotels owned by AGH and substantially all of the assets and certain liabilities of the third-party manager of most of the hotels owned by AGH, pursuant to an Acquisition Agreement, dated as of March 15, 1998 (the "Lessee-Manager Acquisition Agreement").
-------------------------------------

     The Spin-Off, the Merger and the consummation of the transactions contemplated by the Lessee-Manager Acquisition Agreement are collectively referred to herein as the "Formation Transactions".
                           ----------------------

     Pursuant to the Intercompany Agreement (the "Intercompany Agreement")
                                                  ----------------------
between the Company and Hotels OP (together with the Company, the "Hotel
                                                                   -----
Parties"), on the one hand, and the REIT and the REIT Operating Partnership (the REIT Operating Partnership, together with the REIT, the "REIT Parties"), on the
                                                         ------------
other hand, the Hotel Parties and the REIT Parties will provide each other with, among other things, reciprocal rights to participate in certain transactions entered into by such parties.

     Each holder of record of REIT Common Stock and/or REIT OP Units on the Record Date (a "Rightholder") will receive one-sixth of a Right for each share
                -----------
of REIT Common Stock and/or each REIT OP Unit so held. Each whole Right will entitle the Rightholder (but not a subsequent transferee of the REIT Common Stock and/or REIT OP Units held by such Rightholder on the Record Date) to purchase one share of Common Stock at the Subscription Price (the "Subscription
                                                                   ------------
Privilege").  The Company will publicly announce the Subscription
---------
Price promptly following determination thereof. The subscription agent (the "Subscription Agent") for the Rights Offering will be Continental Stock Transfer
-------------------
& Trust Company. All amounts received by the Subscription Agent pursuant to the exercise of Rights will be held in a non-interest-bearing escrow account until the completion of the Rights Offering. If the Rights Offering is not completed, the Subscription Agent will return the Subscription Price paid by investors as soon as practicable thereafter. The maximum number of shares of Common Stock that may be issued in the Rights Offering is 8,400,000, representing approximately 14% of the shares of Common Stock that would be outstanding after the Rights Offering. The issuance of shares of Common Stock pursuant to the Rights Offering is conditioned upon consummation of the Spin- Off, the Merger and the transactions contemplated by the Lessee-Manager Acquisition Agreement. The Company also has reserved the right, at its sole option, to cancel the Rights Offering if the Subscription Price is less than [_____]. The Rights will be exercisable at any time following 5:00 p.m., New York City time, on the last day of the Measurement Period until 5:00 p.m., New York City time, on August 31, 1998, or such later date as the Company may determine (the "Expiration Date"),
                                                            ---------------
unless the Rights Offering is earlier canceled.

     Each share of Common Stock issued in the Spin-Off and each share of Common Stock issued upon exercise of a Subscription Privilege will be accompanied by a right (a "Preferred Right") to purchase from the Company one-hundredth of a
          ---------------
share of Series A Junior Preferred Stock, par value $.01 per share, of the Company at a price of [$____], subject to adjustment.

     Certificates representing shares of Common Stock purchased pursuant to the exercise of Rights will be delivered to subscribers as soon as practicable following the fourth business day after the Expiration Date (the "Issue Date").
                                                                  ----------

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-49881)
-----------
including a prospectus relating to the Company for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and
                                                          --------------
the rules and regulations of the Commission under the Securities Act (the "Rules
                                                                           -----
and Regulations"), and has filed such amendments to such registration statement
---------------
on Form S-1 and such amended prospectuses as may have been required to the date hereof. The term "Registration Statement" means the registration statement
                   ----------------------
declared effective by the Commission on [__________ __, 1998] (the "Effective
                                                                    ---------
Date"), including financial statements and all exhibits and all documents, if
----
any, incorporated therein by reference and including any post-effective amendments that become effective prior to the Expiration Date. The term "Prospectus" means the prospectus of the Company in the form filed with the
-----------
Commission pursuant to Rule 424 of the Rules and Regulations as from time to time amended or supplemented. The Prospectus, letters to Rightholders,
subscription certificates,   brochures, wrappers and other materials preceded or
accompanied by the Prospectus, forms used to exercise Rights, any letters and other informational material sent to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use specifically in connection with the solicitation contemplated by this Agreement, approve, prepare or authorize for use in connection with the Rights Offering, are collectively referred to hereinafter as the "Offering Materials."
                                             ------------------

     1.  Representations and Warranties.
         ------------------------------

     Each of the Company and Hotels OP represents and warrants to, and agrees with, the Dealer Manager as of the date hereof and on the Issue Date that:

     (a) The Company meets the requirements for use of Form S-1 under the Securities Act and the Rules and Regulations. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained
--------
in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for inclusion therein.

     (b) The Company and each of its subsidiaries (as defined in Rule 405 of the Rules and Regulations) and each entity set forth on Schedule 1 hereto (each, a
                                                    ----------
"Predecessor Entity") have been duly organized and are validly existing as
-------------------
corporations, general or limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, general or limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

     (c) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the shares of Common Stock that are outstanding or will be issued on or prior to the Issue Date were or will be offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws); and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements governing the respective limited liability companies provide otherwise) are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the interests in the subsidiaries of the Company and as disclosed in the Registration Statement, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the charter, by-laws, partnership agreements and other organizational documents of the Company and its subsidiaries and all amendments thereto have been filed as Exhibits to the Registration Statement or delivered to the Dealer Manager, and no changes therein will be made subsequent to the date hereof, except such as the Dealer Manager shall approve.

     (d) The Rights have been duly authorized by all requisite action on the part of the Company for delivery to the Rightholders pursuant to the Rights Offering; the Shares have been duly authorized by all requisite action on the part of the Company and reserved for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company pursuant to the terms of the Rights Offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive rights. Except as set forth in the Prospectus, there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, or any restrictions upon the voting of, any shares of capital stock of the Company, any shares of capital stock or any other interests of any subsidiary or any such warrants, convertible securities or obligations. The description of the Company's Incentive Plan, stock option and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately presents the information required to be shown with respect to such plans, arrangements, options and rights.

     (e) Each of the Company, its subsidiaries and the Predecessor Entities possesses such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries (a "Material Adverse Effect"), and none of the Company, any of its subsidiaries or
------------------------
any Predecessor Entity has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect.

     (f) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated herein and are in accordance with the books and records of the Company and its subsidiaries and such other entities. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements and other financial information set forth in the Prospectus. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the Company at the respective dates indicated and the results of operations for the respective periods specified.

     (g) KPMG Peat Marwick LLP and Coopers & Lybrand L.L.P., who have certified certain financial statements of the Company and the Predecessor Entities, whose reports appear in the Prospectus and who have delivered the initial letters referred to in Section 6(i) hereof, are independent public accountants as
               ------------
required by the Securities Act and the Rules and Regulations. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Historical and Pro Forma Financial Information" fairly present the information set forth therein on the basis stated in the Registration Statement.

     (h) The Company, its subsidiaries, and the Predecessor Entities (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their books, records and accounts is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

     (i) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

     (j) Neither the Company nor any subsidiary is, or will be as a result of the Rights Offering or the purchase of the Shares by the holders of the Rights, pursuant to the terms of the Rights Offering, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

     (k) There are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any Predecessor Entity is a party or of which any property or assets of the Company, any of its subsidiaries or any Predecessor Entity is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (l) None of the Company, any of its subsidiaries or any Predecessor Entity is, or will be, as a result of the Rights Offering, the Formation Transactions or any transactions contemplated thereby (i) in violation of its charter, by-laws, partnership agreement or operating agreement, (ii) in default in any material respect, and no event has or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has or will have failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure could reasonably be expected to have a Material Adverse Effect.

     (m) The Company, each subsidiary and each Predecessor Entity, as applicable, has full power and authority to enter into this Agreement, the Intercompany Agreement, the Lessee Manager Acquisition Agreement, the agreements contemplated by the Formation Transactions and each of the other agreements contemplated hereby and thereby. Each of this Agreement and such other agreements has been duly authorized, executed and delivered by the Company, such subsidiary and/or such Predecessor Entity, as applicable, and constitutes a valid and binding agreement of the Company, such subsidiary and/or such Predecessor Entity, as applicable, and is enforceable against the Company, such subsidiary and/or such Predecessor Entity, as applicable, in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company, such subsidiary and/or such Predecessor Entity, as applicable, and the performance by the Company, such subsidiary and/or such Predecessor Entity, as applicable, of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any subsidiary or any Predecessor Entity pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the charter, by-laws, partnership agreement or other organizational documents of the Company or any of its Subsidiaries, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or any Predecessor Entity is a party or by which the Company or any of its subsidiaries or any Predecessor Entity or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries or any Predecessor Entity. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other person is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement or such other agreements by the Company, any such subsidiary or any Predecessor Entity or in connection with the taking by the Company, any such subsidiary or any Predecessor Entity of any other action contemplated hereby or thereby, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").
           ----

     (n) In connection with the Formation Transactions, the Company and it subsidiaries have acquired, or will acquire, the direct and indirect interests of each of the Predecessor Entities as described in the Registration Statement and the Prospectus, in each case free and clear of any liens, encumbrances or defects (i) set forth in the charter, limited liability company agreement or limited partnership agreement, as the case may be, governing such Predecessor Entities, or (ii) reflected on the books or registry of any Predecessor Entity. None of the interests held by any person in any Predecessor Entity and being acquired by the Company and its subsidiaries are evidenced by certificate and no such interests constitute "certificated" securities under the Uniform Commercial Code.

     (o) The Company and each of its subsidiaries have or will have on the Issue Date good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or with such exceptions as would not have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (p) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

     (q) All of the representations and warranties of the Company, its subsidiaries and the Predecessor Entities contained in the material contracts, agreements other documents executed in connection with the Formation Transactions are true and correct in all material respects.

     (r) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the

Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

     (s) The Shares have been approved for listing by the NYSE, subject to official notice of issuance.

     (t) There is (i) no material unfair labor practice complaint pending against the Company, its subsidiaries or any Predecessor Entity nor, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, its subsidiaries or any Predecessor Entity or, to the best knowledge of the Company, threatened against any of them, (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, its subsidiaries or any Predecessor Entity nor, to the best knowledge of the Company, threatened against the Company, its subsidiaries or any Predecessor Entity which might be expected to have a Material Adverse Effect.

     (u) The Company, each of its subsidiaries and each Predecessor Entity own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, franchises, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

     (v) None of the Company, any of its subsidiaries or any Predecessor Entity, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of its subsidiaries or any Predecessor Entity, has used any corporate, partnership or limited liability company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (w) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

     (x) The Company has complied with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E900.001 issued thereunder with respect to the offering and sale of the Shares.

     (y) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

     (z) None of the Company, any of its subsidiaries or any Predecessor Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, other than as set forth or contemplated in the Prospectus, (i) there has been no material adverse change in the financial condition, results of operation or business of the Company, any subsidiary of the Company or any Predecessor Entity, whether or not arising in the ordinary course of business,
(ii) there have been no transactions or acquisition agreements entered into by the Company or any subsidiary of the Company other than those in the ordinary course of business, which are material with respect to such entity, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any subsidiary on any class of its capital stock or any partnership or other interest and (iv) there has been no change in the capital stock of the Company or any partnership or other interest of any subsidiary, or any increase in the indebtedness of the Company or any subsidiary.

     (aa) No relationship, direct or indirect, exists between or among the Company, any subsidiary of the Company or any Predecessor Entity, on the one hand, and the directors, officers, stockholders of the Company, or customers or suppliers of the Company or any subsidiary, on the other hand, which is required to be described in the Prospectus which is not so described.

     (bb) None of the Company, any subsidiary or any Predecessor Entity has violated any safety or similar law applicable to its business nor any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws which in each case might result in a Material Adverse Effect.

     (cc) The Company, its subsidiaries and each Predecessor Entity are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable
                                                       -----
event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, any of its subsidiaries or any Predecessor Entity would have any liability; the Company, its subsidiaries and each Predecessor Entity have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company, any of
                 ----
its subsidiaries or any Predecessor Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

     (dd) The Company, each of its subsidiaries and each Predecessor Entity has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, any of its subsidiaries or any Predecessor Entity which has had (nor does the Company have any knowledge of) any tax deficiency which, if determined adversely to the Company, any of its subsidiaries or any Predecessor Entity, might have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company and its subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company and its subsidiaries may be liable in their own right or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

     (ee) There has been no storage, disposal, generation, manufacture, refinement, installation, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof), hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance by the Company, any of its subsidiaries, or any Predecessor Entity (or, to the knowledge of the Company, by any of their predecessors in interest or by any other entity) at, upon or from any of the property now or previously owned or leased by the Company, its subsidiaries or any Predecessor Entity except to the extent commonly used in the normal operations of such property, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require investigation, monitoring, removal action, corrective action, remedial action or other response action ("response action") under any
                                                   ---------------
applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release or threatened release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes, petroleum or petroleum products (including crude oil or any fraction thereof), hazardous substances or any other substances which pose a hazard to human health, safety, natural resources, industrial hygiene or the environment or which cause or threaten to cause a nuisance, except for any such spill, discharge, leak, emission, injection, escape, dumping or release or threatened release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings, releases and threatened releases, a Material Adverse Effect; and the terms "hazardous wastes," "solid wastes," "toxic wastes," "hazardous substances," "petroleum," "petroleum products" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

     2.  Agreement to Act as Dealer Manager.
         ----------------------------------

     (a) On the basis of the representations and warranties contained herein:

     (i) The Company hereby appoints the Dealer Manager to solicit, in accordance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their customary practice, the exercise of the
              ------------
Rights, subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement, the Prospectus; and

     (ii) The Company agrees to cause each of the REIT and the REIT Operating Partnership to furnish, or cause to be furnished, to the Dealer Manager lists showing the names and addresses of the applicable Rightholders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Rights Offering, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

     (b) The Company and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights, and the performance of financial advisory and marketing services for the Company contemplated by this Agreement.

     (c) In rendering the services contemplated by this Agreement, the Dealer Manager will not be subject to any liability to the Company or any of its affiliates for any act or omission on the part of any soliciting broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person, and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

     (d) The Dealer Manager acknowledges that the Board of Directors of the Company has authorized and directed that the Prospectus be delivered to each beneficial owner of REIT Common Stock and REIT OP Units, and the Dealer Manager agrees to deliver or cause to be delivered the Prospectus to each beneficial owner of REIT Common Stock and REIT OP Units for which the Dealer Manager holds such shares of record or as nominee, consistent with the applicable provisions of the Exchange Act and the rules of the NYSE.

     3.  Dealer Manager and Solicitation Fees.  In full payment for the
         ------------------------------------
financial advisory, marketing and soliciting services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager an aggregate fee (the "Transaction Fee") equal to the greater of (a) 1%
                               ---------------
of the aggregate Subscription Price for all Shares sold in the Rights Offering, or (b) $50,000, regardless of whether the Rights Offering is commenced, or is withdrawn, terminated or rescinded for any reason whatsoever. Payment of the Transaction Fee to the Dealer Manager by the Company shall be made on each date on which the Company issues Shares in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager.

     4.  Other Agreements.  The Company covenants with the Dealer Manager as
         ----------------
follows:

     (a) To use its best efforts to maintain the effectiveness of the Registration Statement under the Securities Act through the Issue Date.

     (b) To prepare the Prospectus in a form approved by the Dealer Manager and to file such Prospectus pursuant to Rule 424(b) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Dealer Manager, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Dealer Manager with copies thereof; to advise the Dealer Manager, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (c) To give the Dealer Manager notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

     (d) To furnish promptly to the Dealer Manager and to counsel for the Dealer Manager a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

     (e) To deliver promptly to the Dealer Manager such number of the following documents as the Dealer Manager shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each preliminary prospectus, the Prospectus and any amended or supplemented Prospectus.

     (f) If the delivery of a Prospectus is required at any time after the Effective Date in connection with the offering or sale of the Rights and the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Dealer Manager and, upon their request, to prepare and furnish without charge to the Dealer Manager and to any dealer in securities as many copies as the Dealer Manager may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

     (g) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Dealer Manager, be required by the Securities Act or requested by the Commission.

     (h) Promptly from time to time to take such action as the Dealer Manager may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Dealer Manager may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Rights Offering, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

     (i) As soon as practicable after the Effective Date, but in any event not later than 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company's fiscal year, 455 days after the end of the Company's current fiscal quarter, to make generally available to the Company's security holders and to deliver to the Representatives an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

     (j) Until the earlier of the expiration of the period of five years following the Effective Date and the date on which the Company ceases to be subject to the reporting requirements of the Exchange Act, to furnish to the Dealer Manager copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

     (k) To apply the net proceeds from the Rights Offering as set forth in the Prospectus.

     (l) Prior to the Effective Date, to use its best efforts to complete the listing of the Shares on the NYSE, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the Issue Date.

     (m) The Company will advise or cause the Subscription Agent to advise the Dealer Manager from day to day during the period of the Rights Offering and promptly after the termination of the Rights Offering, as to the names and addresses of all Rightholders exercising Rights, the total number of Rights exercised and the number of Shares related thereto by each Rightholder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager, the number of Rights exercised and the number of Shares related thereto on subscription certificates indicating the Dealer Manager as the broker-dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager, not later than 5:00 P.M., New York City time, on the third business day following the Expiration Date of the total number of Rights exercised during the subscription period and the number of Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager, the number of Rights exercised and the number of Shares related thereto on subscription certificates indicating the Dealer Manager as the broker-dealer with respect thereto, and as to such other information as the Dealer Manager may reasonably request.

     (n) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

     (o) Except as stated in this Agreement and in the Prospectus, to not take, nor cause or permit any subsidiary to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

     5.  Payment of Expenses.
         -------------------

     (a) The Company will pay, or reimburse the Dealer Manager, all expenses incident to the Rights Offering and the performance of the Company's obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and subscription certificates relating to the Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel, if any) and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(h) of this Agreement, including filing fees and the fees
              ------------
relating to the preparation of the Blue Sky Survey by counsel to the Dealer Manager, (v) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of copies of the Blue Sky Survey, (vii) the fees and expenses incurred with respect to filing with the NASD, (viii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (ix) the printing or other production, mailing and delivery expenses incurred in connection with Offering Materials and
(x) the fees and expenses incurred with respect to the Subscription Agent.

     (b) In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Company agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky fees and expenses which are paid directly by the Company).

     (c) The Company shall be liable for the foregoing payments whether or not the Rights Offering is commenced, withdrawn, terminated or canceled or whether the Dealer Manager terminates this Agreement or withdraws as Dealer Manager.

     6.  Conditions of the Dealer Manager's Obligations.  The obligations of the
         ----------------------------------------------
Dealer Manager hereunder are subject to the accuracy of the respective representations and warranties of the Company and Hotels OP contained herein, to the performance by the Company and Hotels OP of their respective obligations hereunder, and to the following further conditions:

     (a) Notification that the Registration Statement has become effective shall be received by the Dealer Manager not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Dealer Manager; the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order
                                                    ------------
suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) The Dealer Manager shall not have discovered and disclosed to the Company on or prior to the Issue Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the Dealer Manager, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Rights, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Dealer Manager, and the

Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on the Issue Date on the terms and in the manner contemplated in the Prospectus.

     (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding, an unfavorable ruling, decision or finding could materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or the ability of the Company, any of its subsidiaries or any Predecessor Entity to fulfill its obligations under this Agreement, the Intercompany Agreement, the Lessee Manager Acquisition Agreement, the agreements contemplated by the Formation Transactions and each of the other agreements contemplated hereby and thereby.

     (f) Each of the representations and warranties of the Company and Hotels OP contained herein shall be true and correct in all material respects and all covenants and agreements herein contained to be performed on the part of the Company and Hotels OP and all conditions herein contained to be fulfilled or complied with by the Company and Hotels OP shall have been duly performed, fulfilled or complied with.

     (g) The Dealer Manager shall have received an opinion, dated the date hereof and the Issue Date, and satisfactory in form and substance to counsel for the Dealer Manager, from Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company and Hotels OP to the effect set forth in Exhibit A.
                                                     ---------

     (h) The Dealer Manager shall have received an opinion, dated the date hereof and the Issue Date, from Hogan & Hartson L.L.P., counsel to the Dealer Manager, with respect to [the Registration Statement, the Prospectus and this Agreement], which opinion shall be satisfactory in all respects to the Dealer Manager.

     (i) At the time of execution of this Agreement, the Dealer Manager shall have received from each of KPMG Peat Marwick LLP and Coopers & Lybrand L.L.P. a letter, in form and substance satisfactory to the Dealer Manager, addressed to the Dealer Manager and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters and dealer managers in connection with registered public offerings.

     (j) With respect to the letters of KPMG Peat Marwick LLP and Coopers & Lybrand L.L.P. referred to in Section 6(i) and delivered to the Dealer Manager
                              ------------
concurrently with the execution of this Agreement (the "initial letters"), the
                                                        ---------------
Company shall have furnished to the Dealer Manager letters (the "bring-down
                                                                 ----------
letters") of such accountants, addressed to the Dealer Manager and dated the
-------
Issue Date each (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its initial letter and
(iii) confirming in all material respects the conclusions and findings set forth in its initial letter.

     (k) The Company shall have furnished to the Dealer Manager a certificate, dated the date hereof and the Issue Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:
     (i) The representations, warranties and agreements of the Company and Hotels OP in Section 1 are true and correct as of such date; the Company and
             ---------
Hotels OP has complied with all its agreements contained herein; and the conditions set forth in Sections 6(a) and 6(d) have been fulfilled; and
                        -------------     ----

     (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

     (l) The Shares shall be qualified for sale in such states as the Dealer Manager may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Issue Date.

     (m) The NYSE shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

     (n) The Company, each of its subsidiaries and each Predecessor Entity shall have executed and delivered to each other party thereto this Agreement, the Intercompany Agreement, the Lessee Manager Acquisition Agreement, the agreements contemplated by the Formation Transactions and each of the other agreements contemplated hereby and thereby.

     7.  Indemnification and Contribution.
         --------------------------------

     (a) Each of the Company and Hotels OP, jointly and severally, agrees to hold harmless and indemnify the Dealer Manager and its affiliates and any officer, director, employee or agent of the Dealer Manager or any such affiliates and any person controlling (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act) the Dealer Manager or any of such affiliates (collectively, the "Dealer Manager Indemnified Persons") from
                                       ----------------------------------
and against any and all losses, claims, damages, liabilities and expenses whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company and Hotels OP promptly after receipt of any invoices therefor from the Dealer Manager), (i) arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus or the Offering Materials or any amendment or supplement to the Registration Statement, the Prospectus or the Offering Materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or Hotels OP or based on written information furnished by or on behalf of the Company or Hotels OP filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information relating to the Dealer Manager furnished by the Dealer Manager in writing to the Company expressly for use therein), (B) any withdrawal, rescission or termination by the Company of, or failure by the Company to make or consummate, the Rights Offering, (C) any actions taken or omitted to be taken by a Dealer Manager Indemnified Person with the consent of the Company or Hotels OP or in conformity with actions taken or omitted to be taken by the Company or Hotels OP or (D) any breach by the Company or Hotels OP of any representation or warranty, or any failure by the Company or Hotels OP to comply with any agreement or covenant, contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Rights Offering, any of the other transactions contemplated by any preliminary prospectus, the Registration Statement, the Prospectus or the Offering Materials or any amendment or supplement to the Registration Statement, the Prospectus or the Offering Materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or Hotels OP or based on written information furnished by or on behalf of the Company or Hotels OP filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, or the performance of the Dealer Manager's services as financial advisor or Dealer Manager with respect to the Rights Offering. However, the Company and Hotels OP will not be obligated to indemnify a Dealer Manager Indemnified Person for any loss, claim, damage, liability or expense pursuant to clause (ii) of the preceding sentence which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from willful misconduct or gross negligence on the part of such Dealer Manager Indemnified Person.

     (b) The Dealer Manager agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement (collectively, the "Company Indemnified Persons") from and against any and all
                    ---------------------------
losses, claims, damages, liabilities and expenses but only to the extent such losses, claims, damages and liabilities and expenses arise out of or based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Dealer Manager furnished in writing to the Company by the Dealer Manager expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus; provided, however, that in no case shall the Dealer Manager be liable or
--------  -------
responsible for an amount in excess of the fees actually received by the Dealer Manager pursuant to this Agreement.

     (c) If any lawsuit, claim or proceeding is brought against any Dealer Manager Indemnified Person or Company Indemnified Person (an "Indemnified
                                                              -----------
Person") in respect of which indemnification may be sought pursuant to this

Section 7, such Indemnified Person shall promptly notify the indemnifying party
---------
of the commencement of such lawsuit, claim or proceeding; provided, however,
                                                          --------  -------
that the failure so to notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability which it may have under this
Section 7 except to the extent that it has been prejudiced in any material
---------
respect by such failure and in any event shall not relieve the indemnifying party from any other obligation or liability which it may have to such Indemnified Person otherwise than under this Section 7. In case any such
                                             ---------
lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the indemnifying party of the commencement of such lawsuit, claim or proceeding, the indemnifying party shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the indemnifying party to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified
--------  -------
Person in the exercise of its reasonable judgment. Notwithstanding the election of the indemnifying party to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the indemnifying party shall bear the fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from the Indemnified Person) if (i) the use of counsel chosen by the indemnifying party to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the indemnifying party, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the indemnifying party shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person's reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the indemnifying party shall authorize such Indemnified Person to employ separate counsel at the expense of the indemnifying party. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The indemnifying party shall be liable for any settlement of any lawsuit, claim or proceeding effected without their consent (which consent will not be unreasonably withheld), but if settled with such consent, the indemnifying party agrees, subject to the provisions of this Section 7, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement.

The Company and Hotels OP agree to notify the Dealer Manager promptly, or cause the Dealer Manager to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company or Hotels OP, any of their respective officers or directors or any person who controls any of the foregoing within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act, arising out of or relating to the Rights Offering. The Company and Hotels OP further agree that any settlement of a lawsuit, claim or proceeding against the Company or Hotels OP arising out of or relating to the Rights Offering shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Dealer Manager Indemnified Persons, which release shall be reasonably satisfactory to the Dealer Manager.

     (d) The Company and Hotels OP, jointly and severally, and the Dealer Manager agree that if any indemnification sought by any Indemnified Person pursuant to this Section 7 is held by a court to be unavailable for any reason,
                 ---------
other than that specified in the second sentence of Section 7(a), then (whether
                                                    ------------
or not the Dealer Manager is the Indemnified Person) the Company and Hotels OP, on the one hand, and the Dealer Manager, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company and Hotels OP, on the one hand, and the Dealer Manager, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of the Company and Hotels OP, on the one hand, and the Dealer Manager, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses and other equitable considerations, subject to the limitation that in any event the Dealer Manager's aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer Manager pursuant to this Agreement. It is hereby agreed that the relative benefits to the Company and Hotels OP, on the one hand, and the Dealer Manager, on the other hand, with respect to the Rights Offering and the other transactions contemplated thereby shall be deemed to be in the same proportion as (i) the total net proceeds from the Rights Offering (before deducting expenses) received (or anticipated to be received) by the Company (whether or not the Rights Offering is consummated) bears to (ii) the fees actually received by the Dealer Manager from the Company in connection with the Dealer Manager's engagement hereunder. It is further agreed that the relative faults of the Company and Hotels OP, on the one hand, and the Dealer Manager, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or an alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or

Hotels OP or by the Dealer Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or Hotels OP or the Dealer Manager and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission.

     (e) The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in Section 7(d)
                                                                ------------
shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

     (f) The Company and Hotels OP also agree that no Dealer Manager Indemnified Person shall have any liability to the Company or Hotels OP or any person asserting claims on behalf of or in right of the Company or Hotels OP in connection with this Agreement or the Dealer Manager acting as financial advisor and Dealer Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Dealer Manager Indemnified Person through its gross negligence or willful misconduct.

     (g) The foregoing rights to indemnification and contribution shall be in addition to any other rights which the Dealer Manager and the other Dealer Manager Indemnified Persons may have against the Company and Hotels OP under common law or otherwise.

     (h) The indemnity and contribution agreements contained in this Section 7
                                                                     ---------
and the representations and warranties of the Company and Hotels OP contained in this Agreement shall remain operative and in full force and effect regardless of
(i) any investigation made by or on behalf of the Dealer Manager, (ii) acceptance of the Shares and payment therefore or (iii) any termination of this Agreement.

     (i) The Dealer Manager confirms and the Company acknowledges that ______________________________ are correct and constitute the only information concerning the Dealer Manager furnished in writing to the Company by or on behalf of the Dealer Manager specifically for inclusion in the Registration Statement and the Prospectus.

     8.  Representations, Warranties and Agreements to Survive Delivery.  The
         --------------------------------------------------------------
rights to indemnification and contribution contained in Section 7 and the
                                                        ---------
representations, warranties and agreements of the Company and Hotels OP set forth in this Agreement shall survive and remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act. The provisions of Sections 5, 7, 8, 12, 13 and 16 hereof shall survive the termination or
------------------------     --
cancellation of this Agreement.

     9.  Withdrawal.  In the event that (a) the Company uses or permits the use
         ----------
of any preliminary prospectus, the Registration Statement, the Prospectus or the Offering Materials or any amendment or supplement to the Registration Statement, the Prospectus or the Offering Materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission in connection with the Rights Offering or files any such material with the Commission without the Dealer Manager's prior approval, (b) the Company or Hotels OP shall have breached in any material respect any of its representations, warranties, agreements or covenants herein (including without limitation the agreements set forth in Section 6 hereof), (c)
                                                          ---------
at any time during the subscription period, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened in writing by the Commission, or a request for additional information on the part of the Commission shall not have been satisfied to the Dealer Manager's reasonable satisfaction or there shall have been issued, at any time during the Rights Offering, any temporary restraining order or injunction restraining or enjoining the Dealer Manager from acting in its capacity as Dealer Manager hereunder and such temporary restraining order or injunction is then in effect and has not been stayed or vacated, (d) the Company shall have amended the terms of the Rights Offering without the Dealer Manager's prior consent, or (e) this Agreement shall have been terminated by the Dealer Manager pursuant to Section 10 hereof, then the Dealer Manager shall be entitled to
            ----------
withdraw by written notice as Dealer Manager in connection with the Rights Offering without any liability or penalty to the Company or any Dealer Manager Indemnified Person for such withdrawal, and without loss of any right to the indemnification provided in Section 7 hereof, the payment of all fees and
                            ---------
expenses payable under this Agreement [and the Engagement Letter] which have accrued to the date of such withdrawal or would otherwise be due to the Dealer Manager on such date, or the benefit of any other provisions surviving such withdrawal pursuant to Section 8 hereof. If the Dealer Manager withdraws as
                       ---------
Dealer Manager pursuant to this Section 9, the fees accrued and reimbursement
                                ---------
for the Dealer Manager's expenses through the date of such withdrawal shall be paid to the Dealer Manager on or promptly after such date, unless such fees or expenses are due at some later date in accordance with the express terms of any applicable agreement.

     10.  Termination of Agreement.
          ------------------------

     (a) This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the expiration of the Rights Offering, if prior to such time (i) trading in securities generally on the NYSE or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Dealer Manager, impracticable or inadvisable to proceed with the Rights Offering.

     (b) Subject to Section 8 hereof, if this Agreement is terminated pursuant
                    ---------
to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.
                                  ---------

     11.  Notices.   All notices and other communications required or permitted
          -------
to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

                  (a)     if to the Dealer Manager:

                          Lehman Brothers Inc.
                          Three World Financial Center
                          200 Vesey Street
                          New York, NY  10285
                          Attention:

                  with copy to:

                          Hogan & Hartson L.L.P.
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004
                          Attention:  Alan L. Dye

                  (b)     if to the Company:

                          MeriStar Hotels & Resorts, Inc.
                          1010 Wisconsin Ave., N.W.
                          Washington, D.C. 20007
                          Attention:  James A. Calder

                  with a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, N.Y. 10019-6064
                         Attention:  Richard S. Borisoff

  12.  Successors.  This Agreement, including any right to indemnification and
       ----------
contribution hereunder, shall inure to the benefit of and be binding upon the parties hereto and the other Indemnified Persons, and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies hereunder or by virtue hereof.

  13.  Applicable Law.  This Agreement will be governed by and construed in
       --------------
accordance with the laws of the State of New York without reference to conflict of law principles thereof.

  14.  Severability.  The invalidity or unenforceability of any provisions of
       ------------
this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

  15.  Amendment. This Agreement may not be amended or modified except in
       ---------
writing signed by each of the parties.

  16.  Consent to Jurisdiction.  The parties hereby irrevocably and
       -----------------------
unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States District Courts located in the City of New York for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts. The Company and Hotels OP further agree that service of any process, summons, notice or document by mail to the address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against the Company or Hotels OP in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts of the State of New York or the United States District Courts located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by the Dealer Manager hereunder is expressly and irrevocably waived.

  17.  References.  All references to sections or to exhibits or schedules in
       ----------
this Agreement, unless otherwise indicated, are to sections of or exhibits or schedules to this Agreement.

  18.  Counterparts.  This Agreement may be executed in one or more
       ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

  Please indicate your willingness to act as Dealer Manager and financial advisor and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to the Company and Hotels OP a copy of this letter so signed, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                        Very truly yours,

                                        MERISTAR HOTELS & RESORTS, INC.


                                        By:________________________________
                                           Name:
                                           Title:


                                        MERISTAR H & R OPERATING
                                          COMPANY, L.P.

                                        By:  MeriStar Hotels & Resorts, Inc.,
                                             it general partner


                                             By:___________________________
                                                Name:
                                                Title:

Accepted and agreed as of the date
first written above:

LEHMAN BROTHERS INC.


By:_______________________________
   Name:
   Title:

                                   EXHIBIT A

                                   OPINION OF
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON


  1. The Registration Statement and the Prospectus (other than the financial statements and related schedules and statistical data therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

  2. The Registration Statement was declared effective as of __________ on __________, 1998, the Prospectus was filed with the Commission pursuant to subparagraph (1) of Rule 424(b) of the Rules and Regulations on __________, 1998 and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission.

  3. The Company and each of its subsidiaries and each Predecessor Entity have been duly organized and are validly existing as corporations, general or limited partnerships or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, general or limited partnerships or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

  4. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the shares of Common Stock that are outstanding as of the date hereof were offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws); and all of the issued shares of capital stock, partnership interests or limited liability company membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements governing the respective limited liability companies provide otherwise) are fully paid and non-assessable and are owned directly or indirectly by the Company, to the best of our knowledge, free and clear of all liens, encumbrances, equities or claims. Except for the interests in the subsidiaries of the Company and as disclosed in the Registration Statement, to the best of our knowledge the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

  5. The Rights have been duly authorized by all requisite action on the part of the Company for delivery to the Rightholders pursuant to the Rights Offering; the Shares have been duly authorized by all requisite action on the part of the Company and reserved for issuance and sale pursuant to the terms of the Rights Offering and, when issued and delivered by the Company pursuant to the terms of the Rights Offering against payment of the consideration set forth in the Prospectus, will be validly issued, fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of the Shares is not subject to any preemptive rights. Except as set forth in the Prospectus, to the best of our knowledge there are no options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts, commitments, plans or arrangements to issue or sell, or any restrictions upon the voting of, any shares of capital stock of the Company, any shares of capital stock or any other interests of any subsidiary or any such warrants, convertible securities or obligations.

  6. Neither the Company nor any subsidiary is, or will be as a result of the Rights Offering or the purchase of the Shares by the holders of the Rights, pursuant to the terms of the Rights Offering, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

  7. To the best of our knowledge, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or any Predecessor Entity is a party or of which any property or assets of the Company, any of its subsidiaries or any Predecessor Entity is the subject which could reasonably be expected to have a Material Adverse Effect; and to the best of our knowledge no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

  8. None of the Company, any of its subsidiaries or any Predecessor Entity is, or will be, as a result of the Rights Offering, the Formation Transactions or any transactions contemplated thereby (i) in violation of its charter, by-laws, partnership agreement or operating agreement, (ii) to the best of our knowledge, in default in any material respect, and no event has or will have occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has or will have failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, which violation or failure could reasonably be expected to have a Material Adverse Effect.

  9. The Company, each subsidiary and each Predecessor Entity, as applicable, has full power and authority to enter into the Dealer Manager Agreement, the Intercompany Agreement, the Lessee Manager Acquisition Agreement, the agreements contemplated by the Formation Transactions, and each of the other agreements contemplated thereby. Each such agreement has been duly authorized, executed and delivered by the Company, such subsidiary and/or such Predecessor Entity, as applicable, and constitutes a valid and binding agreement of the Company, such subsidiary and/or such Predecessor Entity, as applicable, and is enforceable against the Company, such subsidiary and/or such Predecessor Entity, as applicable, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. The execution and delivery by the Company, such subsidiary and/or such Predecessor Entity, as applicable, and the performance by the Company, such subsidiary and/or such Predecessor Entity, as applicable, of its obligations thereunder, the consummation of the transactions contemplated thereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any subsidiary or any Predecessor Entity pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the charter, by-laws, partnership agreement or other organizational documents of the Company or any of its subsidiaries, (ii) to the best of our knowledge, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries or any Predecessor Entity is a party or by which the Company or any of its subsidiaries or any Predecessor Entity or any of their respective properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries or any Predecessor Entity. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other person is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of the Dealer Manager Agreement or such other agreements by the Company, any such subsidiary or any Predecessor Entity or in connection with the taking by the Company, any such subsidiary or any Predecessor Entity of any other action contemplated thereby, except such as have been obtained under the Securities Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD.

  10. In connection with the Formation Transactions, the Company and it subsidiaries have acquired, or will acquire, the direct and indirect interests of each of the Predecessor Entities as described in the Registration Statement and the Prospectus, in each case free and clear of any liens, encumbrances or defects (i) set forth in the charter, limited liability company agreement or limited partnership agreement, as the case may be, governing such Predecessor Entities, or (ii) reflected on the books or registry of any Predecessor Entity. None of the interests held by any person in any Predecessor Entity and being acquired by the Company and its subsidiaries are evidenced by certificate and no such interests constitute "certificated" securities under the Uniform Commercial Code.

  11. To the best of our knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

 12. Except as disclosed in the Prospectus, to the best of our knowledge there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. To the best of our knowledge, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

  13. The statements under the captions "The Merger and the Spin-Off," "The Rights Offering," "Description of Capital Stock" and "Certain Antitakeover Provisions" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein are correct in all material respects.

  In connection with the preparation of the Registration Statement and the Prospectus, we have participated in conferences with certain officers and other representatives of the Company, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, based on such participation, no facts have come to our attention which cause us to believe that the Registration Statement (except for financial statements and schedules and other statistical data included therein or omitted therefrom, as to which we make no statement), as of its effective date or on the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except for financial statements and schedules and other statistical data included therein or omitted therefrom, as to which we make no statement), as of its date or on the date hereof, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.